Exhibit 10.18

                    CONFIDENTIALITY AND NON-COMPETE AGREEMENT

      The undersigned, for good and valuable consideration, the sufficiency of which is hereby acknowledged, agrees with Clarion Sensing Systems, Inc. (formerly Clarion Sensing Systems Acquisition Corp.) and Electronic Control Security, Inc. ,and its Affiliates (as that term is defined in the Asset Purchase Agreement, dated March 4, 2005, and their respective successors and assigns ( collectively the "Company") as follows:

      During the period of his/her employment or engagement by, placement with or other relationship with the Company as a service provider and at all times thereafter following the termination of his/her employment, engagement, placement or other service-providing relationship, the undersigned agrees that he shall not use or disclose to any person, firm, or corporation any confidential information, trade secrets or know-how of which the undersigned becomes informed in the course of employment or engagement by, placement with or other service-providing relationship with the Company, whether or not developed by the undersigned ("Confidential Information"). The Confidential Information shall include, but shall not be limited to, formulae, manufacturing processes, pricing policies, customer lists, customer purchasing requirements, and sales and services methods and systems of the Company. Information which is publicly available is not considered Confidential Information for purposes of this Agreement.

      Any and all inventions, discoveries and improvements conceived, developed or made by the undersigned during the course of his/her employment or engagement by, placement with or other service-providing relationship with the Company as part of or in the course of that employment, engagement, placement or service relationship (and not as a result of the undersigned's independent activities away from the business premises of the Company) shall be the exclusive property of the Company and the undersigned agrees to disclose promptly to the Company any and all such inventions, discoveries and improvements. Without additional compensation therefore, the undersigned agrees to execute any and all applications, assignments or other instruments which the Company shall request to apply for and obtain Letters Patent of the United States or any foreign country therefore, to otherwise protect the interest of the Company therein, and to evidence the exclusive title of the Company thereto.

      The undersigned shall, at his/her sole cost and expense, return to the Company, promptly upon the termination of the undersigned's employment, engagement, placement or other service relationship for any reason (or in the event of the undersigned's death, his/her personal representative shall return), any and all originals and copies, by whomever prepared, of the records, drawings, materials, memoranda, and other data constituting or pertaining to confidential information, trade secrets or know-how.

      At all times the undersigned shall utilize the confidential information, trade secrets and know-how solely in accordance with the instructions of and solely for the benefit of the Company.

         The undersigned agrees that in the event the undersigned's employment with the

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Company is terminated for any reason, including without limitation, retirement or termination by the Company with or without cause, for a period of one (1) year following the date of termination, the undersigned will not anywhere in the United States or any other country where the Company conducts business or sells products, directly or indirectly, in any capacity (whether as officer, director, stockholder, partner, associate, employee, consultant, owner or otherwise) have an interest in, be associated with, or otherwise engage in, any business conducted by the Company; provided, however, that the undersigned may invest in any publicly held corporation engaged in any such business, if such investment does not exceed 1% in value of the issued and outstanding capital stock of such corporation.

      The undersigned understands that the Company would not have an adequate remedy at law for the breach or threatened breach by the undersigned of any one or more of the covenants herein set forth and the undersigned agrees that if there is any such breach or threatened breach, the Company may, in addition to other legal or equitable remedies which may be available to it, obtain an injunction or restraining order enjoining or restraining the undersigned from the breach or threatened breach of such covenants. In connection therewith, the undersigned hereby consents to the personal and subject matter jurisdiction of the Superior Court of the State of New Jersey, in which Court any such action or proceeding by the Company to obtain an injunction or restraining order against the undersigned may be brought and the undersigned hereby further consents to the application of the law of the State of New Jersey to any action or proceeding of whatever nature relating to or arising out of this Agreement. Nothing herein shall be construed as prohibiting or limiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, but not limited to, the recovery of damages from the undersigned.

      If any provision of this Agreement shall be determined by a Court of competent jurisdiction to be invalid, such determination shall not affect any of the other provisions of this Agreement and such other provisions shall remain in full force and effect. If any provision of this Agreement shall be capable of two constructions, one of which would render the provision valid and the other which would render it invalid, such provision shall have the construction and meaning which would render it valid.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement this 4th of March, 2005.


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